                                                                   Exhibit 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Sento Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sento Corporation of our report dated May 21, 1999 (except for the first paragraph of Note 6 which is dated June 8, 1999 and the second paragraph of Note 16 which is dated June 9, 1999), related to the consolidated balance sheets of Sento Corporation and subsidiaries as of March 31, 1999 and 1998 (as restated), and the related consolidated statement of operations, stockholders equity and comprehensive loss, and cash flows for the years then ended, as such report appears in the March 31, 1999 Annual Report on Form 10-KSB of Sento Corporation and to the reference to our firm under Item 3 Incorporation of Documents by Reference in the prospectus.

                                        KPMG LLP

                                        /s/ KPMG LLP


Salt Lake City, Utah
October 12, 1999